Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings


Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BlackRock Funds II, High Yield Bond Portfolio  (BR-HIYLD)
BlackRock High Yield V.I. Fund  (BVA-HY)
BlackRock High Income Shares  (HIS)
BlackRock Corporate High Yield Fund V, Inc.  (HYV)
BlackRock High Yield Trust (BHY)
BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock Corporate High Yield Fund, Inc. (COY)
BlackRock Corporate High Yield Fund III, Inc.  (CYE)
BlackRock Corporate High Yield Fund VI, Inc.  (HYT)


The Offering
Key Characteristics (Complete ALL Fields)
Date of
Offering
Commencement:
09-12-2013

Security Type:
EQUITY/PFD

Issuer
Citigroup Inc. (2049)

Selling Underwriter
Citigroup Global Markets Inc.

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:

List of
Underwriter(s)
Barclays Capital Inc., Deutsche Bank Securities
Inc., Goldman,Sachs & Co., J.P. Morgan Securities
LLC, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, RBS Securities Inc., UBS Securities
LLC, Wells Fargo Securities, LLC,BNP Paribas
Securities Corp., Credit Suisse Securities (USA)
LLC,HSBC Securities (USA) Inc., ING Financial
Markets LLC, Nomura Securities International,Inc.,
RBC Capital Markets, LLC,RB International Markets
(USA) LLC, Swedbank First Securities, LLC,U.S.
Bancorp Investments,Inc.,Apto Partners,LLC, Banca
IMI S.p.A., BB&T Capital Markets,a division of
BB&T Securities, LLC,BBVA Securities Inc.,
Blaylock Robert Van, LLC,BMO Capital Markets,
LLC,Cabrera Capital Markets, LLC, Capital One
Securities,Inc.,CastleOak Securities, L.P.,CIBC
World Markets Corp., C.L. King & Associates, Inc.,
Comerica  Securities, Inc., D.A. Davidson & Co.,
Davenport & Company, LLC, Drexel Hamilton, LLC,
Great Pacific Securities, HRC Investment Services,
Inc., Imperial Capital, LLC, Janney Montgomery
Scott LLC, KeyBanc Capital Markets Inc., KKR
Capital Markets LLC, Kota Global Securities Inc.,
Lebenthal & Co.,LLC, Lloyds Securities Inc., Loop
Capital Markets LLC, Macquarie Capital (USA) Inc.,
Mesirow Financial Inc., MFR
Securities,Inc.,Mischler Financial Group, Inc.,
M.R. Beal & Company, Muriel Siebert &
Co.,Inc.,Natixis Securities Americas LLC,NBF
Securities (USA) Corp., Oppenheimer & Co. Inc.,
PNC Capital Markets LLC, Robert W. Baird & Co.
Incorporated, Samuel A. Ramirez & Company, Inc.,
Santander Investment Securities Inc., Southwest
Securities, Inc., TD Securities (USA) LLC, Wedbush
Securities Inc., William Blair & Company,L.L.C.,
The Williams Capital Group, L.P.


Transaction Details
Date of Purchase
09-12-2013

Purchase Price/Share
(per share / % of par)
$25.00

Total
Commission,
Spread or
Profit
3.150

1.   Aggregate Principal Amount Purchased (a+b)
$2,425,000

a.   US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$1,435,000

b.   Other BlackRock Clients
$990,000

2.   Aggregate Principal Amount of Offering
36,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government Securities)
0.067361


Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3 years of continuous
operations]
[ ] Eligible Municipal Securities   [Issuer must have 3 years of
continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years of continuous
operations]
[ ] Government Securities Offering

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:
Pankaj Arora
Global Syndicate Team Member
Date:09-16-2013





Approved by:
Steven DeLaura
Global Syndicate Team Member
Date:09-16-2013














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